EXHIBIT 24.(f)

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS that the undersigned, Phillip S. Bradley, a Director of World Fuel Services Corporation, a Florida corporation, has made, constituted and appointed, and by these presents does make, constitute and appoint, Ralph R. Weiser and Jerrold Blair, and each of them severally, his true and lawful attorney for him and in his name, place, and stead to sign the Form S-8 Registration Statement and all amendments thereto for World Fuel Services Corporation, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each said attorney or his substitute shall lawfully do or cause to be done by virtue thereof.

           IN WITNESS WHEREOF, I have hereunto set my hand the 8th day of January, 1998.

Sealed and delivered in
the presence of:

/s/ Leopoldo Rivera
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/s/ Oscar Farinas                          /s/ Phillip S. Bradley
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                                           Phillip S. Bradley

STATE OF FLORIDA   )
COUNTY OF DADE     )

           BE IT KNOWN, that on the 8th of January, 1998, before me, Edith F. Novoa, a notary in and for the State of Florida, duly commissioned and sworn, personally came and appeared Phillip S. Bradley to me PERSONALLY KNOWN (or has produced ________________________________________________________ ______ as
identification), and known to me to be the same person described in and who executed the within Power of Attorney, and he acknowledged the within Power of Attorney to be his act and deed.

           IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.

                                 /s/ Edith F. Novoa
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                                 Notary Public

                                 EDITH F. NOVOA
                                 ----------------------------------------------
                                 Name of Notary (Typed, Printed or Stamped)

My Commission Expires: